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                                                                  EXHIBIT (d)(2)

                                LOOKSMART, LTD.

                      AMENDED AND RESTATED 1998 STOCK PLAN

                              NEW OPTION AGREEMENT

   Unless otherwise defined herein, the terms defined in the LookSmart, Ltd. Amended and Restated 1998 Stock Plan (the "Plan") shall have the same defined meanings in this New Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

   [Optionee's Name and Address]

   You have been previously granted options to purchase Common Stock of LookSmart, Ltd. (the "Company"), subject to the terms and conditions of the Plan and an Option Agreement dated __________ (the "Original Option Agreement"). You have elected to exchange these options for new options pursuant to the Company's offer dated February 20, 2001. The terms of the new options are described in this New Option Agreement. To the extent inconsistent with the Original Option Agreement, such Original Option Agreement is amended and superseded as set forth in this New Option Agreement, as follows:

   Grant Number                   _____________________________________

   Date of Grant                  _____________________________________

   Option Date                    _____________________________________

   Vesting Commencement Date      _____________________________________

   Exercise Price per Share       $2.50

   Total Number of Shares Granted _____________________________________

   Total Exercise Price           $ ___________________________________

   Type of Option:                [X] Nonstatutory Stock Option
                                  [_] Incentive Stock Option

   Term/Expiration Date:          12:00 midnight, Pacific Standard
                                  Time, December 31, 2005

 Vesting Schedule:

   The new options will vest over the same period of time, and on the same vesting schedule, as the eligible options for which they were exchanged, as provided in your Original Option Agreement. Your vesting commencement date will also remain the same for each of your new options.

 Termination Period:

   The new options will terminate following termination of your employment. In that case, your new option will be exercisable, to the extent of the number of shares vested and exercisable at the date of such termination, (a) within three months of termination, if the termination is the result of your retirement or early retirement at our request (both as defined in the Plan), (b) within one year of termination for disability (as defined in the Plan), or (c) for the term of this New Option Agreement (or if the New Option Agreement is silent, within one year of your death), if the termination results from your death. Any new option that is exercisable at the time of your death may be exercised, to the extent of the number of shares vested and exercisable at the date of death, by the personal representative of your estate, the person(s) to whom your rights under the new option have passed by will or by applicable law or the beneficiary designated in accordance with the provisions of the Plan.

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   Unless the Plan Administrator provides otherwise, vesting of new options granted under the Plan will be tolled during approved leaves of absence. In the event that we eliminate an Optionee's position with our Company during the first twelve months of such Optionee's employment and his or her option begins vesting at or after the twelve-month period following the Optionee's employment start date, the Optionee's number of options will be accelerated and exercisable for an additional number of months equal to the number of months he or she had been employed with the Company. In addition, your new option may terminate following the occurrence of a merger or asset sale as described in the Plan and/or your New Option Agreement. If your new option terminates under the circumstances specified herein, your interests in the Plan will also terminate.

II. AGREEMENT

 A. Grant of New Option.

   The Plan Administrator of the Company, in connection with Optionee's election to exchange previously granted options for new options, hereby confirms the grant to the Optionee named in the Notice of Grant attached as
Part I of this Agreement (the "Optionee") of a new option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this New Option Agreement, the terms and conditions of the Plan shall prevail. In the event of a conflict between the terms of the Old Option Agreement and this New Option Agreement, the terms of this New Option Agreement will prevail. All new options granted pursuant to this New Option Agreement will be nonqualified stock options ("NSO").

 B. Exercise of New Option.

   (a) Right to Exercise. This new option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this New Option Agreement.

   (b) Method of Exercise. This new option is exercisable by delivery of a new option exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the new option, the number of Shares in respect of which the new option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Plan Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This new option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

   No Shares shall be issued pursuant to the exercise of this new option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the new option is exercised with respect to such Exercised Shares.

 C. Method of Payment.

   Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

   1. cash;

   2. check; and/or

   3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

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 D. Non-Transferability of the New Option.

   This new option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this New Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

 E. Term of New Option.

   This new option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this New Option Agreement.

 F. Tax Consequences.

   Some of the federal tax consequences relating to this new option, as of the date of this new option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS NEW OPTION OR DISPOSING OF THE SHARES.

 G. Exercising the Option.

   1. Nonqualified Stock Option. The Optionee may incur regular federal income tax liability upon exercise of the NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their total Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

   2. Disposition of Shares. Provided that the Exercised Shares are held as a capital asset, upon the subsequent disposition of the Shares the Optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon the disposition and the sum of the total Exercise Price paid for the Shares and the amount of income realized upon exercise of the NSO. Any capital gain or loss to the Optionee will be characterized as long-term or short-term, depending on the holding period of the Shares.

 H. Entire Agreement; Governing Law.

   The Plan and the Original Option Agreement are incorporated herein by reference. The Plan, the Original Option Agreement and this New Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

 I. NO GUARANTEE OF CONTINUED SERVICE.

   OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR

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THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH
OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

   By your signature and the signature of the Company's representative below, you and the Company agree that this new option is granted under and governed by the terms and conditions of the Plan and this New Option Agreement and, to the extent not inconsistent herewith, the Original Option Agreement. Optionee has reviewed the Plan, the Original Option Agreement and this New Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this New Option Agreement and fully understands all provisions of the Plan, the Original Option Agreement and the New Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan, the Original Option Agreement and New Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                            LOOKSMART, LTD.

_________________________________    _________________________________
Signature                            By


_________________________________    _________________________________
Print Name                           Title

_________________________________
Residence Address

_________________________________

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                                   EXHIBIT A

                                LOOKSMART, LTD.

                      AMENDED AND RESTATED 1998 STOCK PLAN

                           NEW OPTION EXERCISE NOTICE

LookSmart, Ltd.
625 Second Street
San Francisco, CA 94107
Attention: Plan Administrator

   1. Exercise of New Option. Effective as of today,                 ,     ,
the undersigned ("Purchaser") hereby elects to purchase                shares
(the "Shares") of the Common Stock of LookSmart, Ltd. (the "Company") under and pursuant to the Amended and Restated 1998 Stock Plan (the "Plan") and the New
Option Agreement dated,                ,      (the "New Option Agreement"). The
purchase price for the Shares shall be $2.50 per share, as required by the New Option Agreement.

   2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

   3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan, the Original Option Agreement and the New Option Agreement and agrees to abide by and be bound by their terms and conditions.

   4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the new option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the new option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

   5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

   6. Entire Agreement; Governing Law. The Plan, the Original Option Agreement and the New Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Original Option Agreement and the New Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

                                     Accepted by:
Submitted by:
                                     LOOKSMART, LTD.
PURCHASER:
                                     _________________________________
_________________________________
Signature                            By: _____________________________


_________________________________    Its: ____________________________
Print Name

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Address:                             Address:

_________________________________    625 Second Street
                                     San Francisco, CA 94107

_________________________________
                                     __________________________________________
                                     Date Received

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